Exhibit 10.01

THIRD LOAN EXTENSION AGREEMENT

This THIRD LOAN EXTENSION AGREEMENT (this “Agreement”) is dated as of January 31, 2011, by and between ONE Bio, Corp., a Florida corporation trading on the OTC Bulletin Board under the symbol “ONBI.OB” (the “Borrower” or the “Company”) and each of the purchasers named on Schedule 1 hereto (collectively, the “Purchasers”).

Reference is herein made to that certain Securities Purchase and Registration Rights Agreement, by and between the Borrower and the Purchasers, dated as of January 8, 2010 (the “Purchase Agreement”), that certain Amended and Restated Promissory Note, which was executed by the Borrower and each of the Purchasers on August 12, 2010 in the principal amounts with respect to each such Purchaser as specified on Schedule 1 to the Purchase Agreement (each, an “Amended Note” and, collectively, the “Amended Notes”), that certain Loan Extension and Modification Agreement, dated August 12, 2010, by and among the Borrower and the Purchasers (the “August Modification Agreement”) and that certain Loan Extension Agreement, dated December 10, 2010, by and among Borrower and Purchasers (the “Second Modification Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the August Modification Agreement (unless modified in the Second Modification Agreement) or in the Second Modification Agreement and, to the extent no meaning is ascribed to such term in the August Modification Agreement or the Second Modification Agreement, shall have the meaning ascribed to such term in the Purchase Agreement.

WITNESSETH:

WHEREAS, pursuant to the August Modification Agreement, the Purchasers were each issued an Amended Note, with each such note maturing on the Maturity Date (as defined in the Amended Notes) of December 10, 2011, unless extended to January 10, 2011 with the written consent of each of the respective Purchasers;

 WHEREAS, pursuant to the Second Modification Agreement, the Borrower and the Purchasers agreed, among other things, to extend the Maturity Date (as defined in the Amended Notes) of all the Amended Notes to January 31, 2011;

WHEREAS, the Borrower seeks the Purchasers’ consent to (a) further extend the Maturity Date (as defined in the Amended Notes) of all the Amended Notes to April 1, 2011, (b)  have an option, exercisable by the Borrower hereafter, to further extend the Maturity Date to May 1, 2011, and to (c) have an option, exercisable by the Borrower hereafter, to further extend the Maturity Date to June 1, 2011, and the Purchasers, upon and subject to all covenants, terms and conditions provided herein, and on the basis of the facts and statements contained in the foregoing recitals, are willing to consent to such one or more extensions of the Maturity Date (as defined in the Amended Notes); and

WHEREAS, in addition to the extension and possible further future extension of the Maturity Date (as defined in the Amended Notes), the Borrower also seeks the Purchasers’ consent to modify certain terms and conditions of the August Modification Agreement and the Second Modification Agreement with respect to the issuance of the New Warrants, as more fully set forth herein, and the Purchasers, upon and subject to all covenants, terms and conditions provided herein and in the Amended Loan Documents, and on the basis of the facts and statements contained in the foregoing recitals, are willing to consent to such modifications.

WHEREAS, Frontier Pty Ltd, an Australian company (the “Former Purchaser”) has been repaid in accordance with the terms of the Amended Note issued to the Former Purchaser pursuant to the August Modification Agreement, but remains entitled to receive its pro rata share of the Cancellation Premium provided for in Section 5 of the August Modification Agreement and its pro rata share of the Extension Warrants provided for in Section 3 of the Second Modification Agreement but not yet issued;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Purchasers agree as follows:

1. Further Extension of Maturity Date; Additional Interest Upon Maturity.

(a) In accordance with the terms of the Amended Notes, and each of the undersigned Purchasers (but not the Former Purchaser) hereby agree to further extend the Maturity Date (as defined in the Amended Notes) to: (a) April 1, 2011; (b) May 1, 2011, upon notice from the Borrower to the Purchasers given not later than March 21, 2011; and (c) June 1, 2011, upon notice from the Borrower to the Purchasers given not later than April 21, 2011 (each such date being the “Amended Maturity Date” for purposes of this Agreement to the extent Borrower has elected to extend the Maturity Date to such date);, provided as to each such extension that no Event of Default has occurred and is continuing under the Amended Notes.

(b) Borrower further agrees that if any indebtedness under the Amended Notes remains outstanding after the Amended Maturity Date, such outstanding indebtedness shall bear Additional Interest at the rate of 5% per month or any part of a month that such balance remains outstanding, in addition to the Interest Rate then in effect with respect to the Amended Notes.

2. Extension of New Financing and New Warrant Issuance Date; Cancellation of Cancellation Premium as to Purchasers; Unconditional Payment of Cancellation Premium as to Former Purchaser.

(a) Purchasers and the Borrower hereby agree that the terms of the New Warrants (whose exercise price is not yet fixed) issuable to each of the Purchasers pursuant to the terms of the August Modification Agreement shall be as set forth in the August Modification Agreement (as amended by the terms of the Second Modification Agreement), except that references to Amended Maturity Date in Sections 3 and 4 of the August Modification Agreement shall be replaced with June 30, 2011.

(b) Notwithstanding anything to the contrary herein or in the Second Modification Agreement, and notwithstanding that the Company did not consummate a New Financing prior to January 31, 2011, the Purchasers agree that the Company shall no longer have any obligation to pay the Cancellation Premium to the Purchasers pursuant to Section 5 of the August Modification Agreement..

(c) Notwithstanding anything to the contrary herein or in the Second Modification Agreement, as a result of not consummating a New Financing prior to January 31, 2011, the Company acknowledges that it now has an unconditional obligation to pay the Cancellation Premium to the Former Purchaser pursuant to Section 5 of the August Modification Agreement in two equal installments each payable on June 10, 2011 and December 10, 2011, but without regard to whether or not a New Financing occurs or New Warrants are issued after January 31, 2011.  For the avoidance of doubt, the Company’s unconditional obligation to pay the Cancellation Premium to the Former Purchaser is in addition to, and not in lieu of or substitution for its obligations to issue Extension Warrants to the Former Purchaser pursuant to the Second Modification Agreement and Section 3 below.

3. Issuance of Extension Warrants; Further Extension Fees and Shares.

(a) Borrower is concurrently herewith issuing to the Purchasers and the Former Purchaser the Extension Warrants pursuant to its existing obligations set forth in Section 3 of the Second Modification Agreement.

(b) Additionally, in exchange for the Purchasers’ agreement to further extend the Maturity Date of the Amended Notes through the Amended Maturity Date, Borrower shall:

(i) upon execution and delivery of this Agreement, pay to the Purchasers  $29,000 as a non-refundable extension fee, with the amount of such payment to be allocated among the Purchasers in accordance with Schedule 1 attached hereto.

(ii) on April 1, 2011, issue to the Purchasers warrants (the “Second Extension Warrants”), that shall then be immediately exercisable upon issuance for a period of five (5) years following the date of issuance and which shall entitle the Purchasers to purchase up to an aggregate of 90,000 shares of Common Stock at an initial exercise price of $3.00 per share, for cash or on a cashless exercise basis, and otherwise in the form previously agreed upon for the New Warrants, with the number of such Second Extension Warrants issued pursuant hereto to be allocated among the Purchasers in accordance with Schedule 1 attached hereto;

(iii) on April 2, 2011, if any of the Amended Notes were outstanding and not full repaid by April 1, 2011, pay to the Purchasers  $72,500 as a non-refundable fee, and shall issue to the Purchasers 58,000 shares of Common Stock for no additional consideration, with the amount of such payment and shares to be allocated among the Purchasers in accordance with Schedule 1 attached hereto; and

(iv) on May 2, 2011, if any of the Amended Notes were outstanding and not full repaid by May 1, 2011, pay to the Purchasers $72,500 as a non-refundable fee, and shall issue to the Purchasers 58,000 shares of Common Stock for no additional consideration, with the amount of such payment and shares to be allocated among the Purchasers in accordance with Schedule 1 attached hereto; and

(v) within five days of the execution and delivery of this Agreement, cause one or more of its principal shareholders to deposit share certificates, with stock powers duly endorsed in blank and signature guarantees, representing 300,000 shares of its Common Stock, as additional Pledged Stock under the Stockholder Pledge and Security Agreement, and the extension of the Maturity Date contemplated by this Agreement shall be ineffective if such additional share certificates are not received within such time period.

(c) Purchasers acknowledge that upon payment in full of the Amended Notes, (i) in accordance with the Stockholder Pledge and Security Agreement, the Pledged Shares will be released, and (ii) UTA’s signature authority over certain PRC-based bank accounts of the Company’s Subsidiaries shall be terminated, subject in each case to prior satisfaction of any other agreements in writing then existing among Purchasers and the Company relating to the establishment of share and cash collateral for other obligations of the Company to the Purchasers relating to the Conversion Shares.

4. Partial Conversion of Amended Notes.  Purchasers and the Borrower hereby mutually agree that $150,000 of the Amended Notes shall be, and hereby are being, converted into 150,000 shares of Common Stock of the Borrower (“Conversion Shares”) at the conversion rate of $1.00 per share of Common Stock, with the amount of the Notes being converted and Conversion Shares to be allocated among the Purchasers in accordance with Schedule 1 attached hereto. The Borrower shall promptly cause share certificates representing the Conversion Shares to be issued in the names of the respective Purchasers.  Any further Company obligations relating to the Conversion Shares are and shall be deemed indebtedness of the Company that is secured by the terms of the Amended Loan Documents.

5. Registration Rights. The shares of Common Stock (i) issuable upon exercise of the New Warrants, the Extension Warrants and the Second Extension Warrants, (ii) issuable pursuant to Section 3 of this Agreement, and (iii) issued as the Conversion Shares shall be deemed Registrable Securities entitled to the benefits of Section 12 of the Purchase Agreement, provided, however, that notwithstanding anything to the contrary in Section 12 of the Purchase Agreement, the Company (i) shall not be required to file a Registration Statement with respect to any Registrable Securities prior to the first to occur of (x) July 15, 2011, and (y) 45 days after the closing of any New Financing, and (ii) may include such Registrable Securities in a Registration Statement covering the resale of any shares of Common Stock issued or issuable as part of a New Financing.

6. Fees and Expenses.  The Borrower shall promptly reimburse Purchasers for all of Purchasers’ legal fees and other out-of-pocket expenses incurred in connection with the preparation and negotiation of this Agreement.   Borrower concurrently with the execution of this Agreement is advancing $15,000 to Purchasers’ counsel as a full reimbursement of such legal expenses, and the extension of the Maturity Date contemplated by this Agreement shall be ineffective if such advance is not received within five days of the execution and delivery of this Agreement.

7. Enforceability.  Except as specifically modified herein, the August Modification Agreement, the Second Modification Agreement and the Amended Loan Documents remain in full force and effect.

8. Borrower Representations and Warranties.  Borrower, by execution of this Agreement, hereby represents and warrants that as of the date hereof, with the understanding that Purchasers are expressly relying thereon as an inducement to enter in this Agreement and extend the maturity of the Amended Notes:

(a) no Event of Default has occurred or is continuing; and

(b) The representations and warranties of the Borrower set forth in Sections 7(b) through 7(g) of the Second Modification Agreement remain true and correct as of the date of this Agreement.

Concurrently herewith and as a condition to the effectiveness of this Agreement, Borrower is delivering to the Purchaser a certification of its Chief Executive Officer and Chief Financial Officer as to the accuracy of the foregoing representations and warranties.

9. Amendment and Waiver.  No term, covenant, agreement or condition of this Agreement may be amended unless in a writing and executed by all of the parties hereto affected thereby.  No waiver of any term, covenant, agreement or condition of this Agreement by a party shall be effective unless in writing executed by the waiving party.

10. Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the assignment of the rights and obligations of the Borrower hereunder shall be subject to the restrictions on transfers and assignments contained in the Amended Loan Documents.

11. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

12. Integration and Severability.  This Agreement, taken together with the August Modification Agreement, the Second Modification Agreement and the Amended Loan Documents, embodies the entire agreement and understanding among the Purchasers and the Borrower with respect to the matters addressed herein, and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

13. Conflict with Existing Loan Documents.  Notwithstanding any provision to the contrary contained in this Agreement, the August Modification Agreement, the Second Modification Agreement, or any of the Amended Loan Documents, if any of the provisions of the August Modification Agreement, the Second Modification Agreement or the Amended Loan Documents conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall control and govern.

14. Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

15. Governing Law.  WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN BORROWER AND THE PURCHASERS THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16. Loan Extension Agreement.  It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Loan and that this Agreement shall not act as a novation of such Loan.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

BORROWER:

ONE BIO, CORP.

By:	/s/Marius Silvasan
Name:
Title:
	Address:	8525 NW 53rd Terr., Suite C101
Doral, Fl 33166
Attention: Chief Executive Officer

PURCHASERS:

UTA CAPITAL LLC,
a Delaware limited liability company

By:	YZT Management LLC, its Managing Member

	By:	/s/Udi Toledano
	Name:	Udi Toledano
	Title:	Managing Member
	Address:	100 Executive Drive, Suite 330
West Orange, NJ 07052

GAL DYMANT

/s/Gal Dymant
Gal Dymant

Address:	Flat B, 21/F
Tower 1, Estoril Court
55 Garden Road
Hong Kong, HK

PURCHASERS CONT’D:

ALAN FOURNIER

/s/Alan Fournier
Alan Fournier

Address:	11 Spring Hollow Road
Far Hills, New Jersey 07931

Schedule 1

Purchasers	Principal Amount of the Amended Notes	Extension Warrants to be Issued to Purchasers	Percentage of Extension and other fees	Percentage of Shares and Conversion Shares
UTA Capital LLC	$ 2,000,000.00	62,069	68.965%	68.965%
Gal Dymant	$ 350,000.00	10,862	12.069%	12.069%
Alan Fournier	$ 550,000.00	17,069	18.966%	18.966%
Total	$ 2,900,000.00	90,000	100%	100%